August 23, 2011


Securities  exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary Shares
evidenced by One 1 American
Depositary Receipts representing
Four 4 Ordinary Shares of
      Greencore Group plc. Form F6 File
No. 33310182


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended, on
behalf of BNY Mellon, as Depositary for
securities against which American
Depositary Receipts are to be issued, we attach a copy of the new prospectus
Prospectus reflecting the change in the
nominal value for Greencore Group plc.

As required by Rule 424e, the upper right hand corner of the Prospectus cover page has a reference to Rule 424b3 and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised nominal value for Greencore Group plc.

The Prospectus has been revised to
reflect the new nominal value and has
been overstampted with

Effective August 8, 2011, the nominal
value of the Shares changed to Euro 0.01 per Share


Please contact me with any questions or
comments at 212 8156915.



Margaret Keyes
The Bank of New York Mellon  ADR
Division
Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance









101 Barclay Street, New York NY 10286